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EXHIBIT 23(b)

Independent Auditors' Consent

The Board of Directors
The Dow Chemical Company:

We consent to the incorporation by reference of our report dated January 22, 2001, except as to Note 17, which is as of February 6, 2001, relating to the consolidated balance sheet of Union Carbide Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2000 (not presented separately herein), appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2001, in the following Registration Statements of The Dow Chemical Company.

Form S-3:
Nos.	33-37052
33-52980
333-59964
Form S-4:
No.	333-88443
Form S-8:
Nos.	2-64560 33-21748 33-37345 33-51453 33-52841 33-58205 33-61795 333-27379 333-27381 333-40271 333-43730 333-49183 333-56780 333-67414 333-88443 333-91027
/s/ KPMG LLP KPMG LLP Stamford, Connecticut March 19, 2002

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  EXHIBIT 23(b)
Independent Auditors' Consent